CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our reports dated December 17, 1997 Dreyfus Income Funds (comprising Dreyfus Equity Dividend Fund, Dreyfus High Yield Securities Fund, Dreyfus Real Estate Mortgage Fund, Dreyfus Short Term High Yield Fund and Dreyfus Strategic Income Fund), which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-7172) of Dreyfus Income Funds.



                                       ERNST & YOUNG LLP


New York, New York
February 24, 1998